POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Darin D. Smith, a Director, Vice President, Division General Counsel and Secretary of Transamerica Advisors Life Insurance Company, an Arkansas corporation, do hereby appoint Steven R. Shepard and Arthur D. Woods, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, in connection with the registration of the variable contracts listed below, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary to appropriate in order to effectuate the same, as fully to all intents and purposes I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder without the others.

Registrant	Product Name	SEC 1933 File Number
Merrill Lynch Variable Life Separate Account	Investor Life	033-41830
Merrill Lynch Variable Life Separate Account	Investor Life Plus	033-41829
Merrill Lynch Variable Life Separate Account	Estate Investor I	033-55678
Merrill Lynch Variable Life Separate Account	Estate Investor II	033-55472
Merrill Lynch Variable Life Separate Account	Legacy Power	333-47844
Merrill Lynch Life Variable Life Separate Account II	Prime Plan I, II, III, and IV , Directed Life	033-43057
Merrill Lynch Life Variable Life Separate Account II	Directed Life 2	033-43055
Merrill Lynch Life Variable Life Separate Account II	Prime Plan V	033-43058
Merrill Lynch Life Variable Life Separate Account II	Prime Plan VI	033-43059
Merrill Lynch Life Variable Life Separate Account II	Prime Plan 7	033-43060
Merrill Lynch Life Variable Life Separate Account II	Prime Plan Investor	033-43056
ML of New York Variable Life Separate Account	Prime Plan I, II, III, and IV , Directed Life	033-38097
ML of New York Variable Life Separate Account	Prime Plan V	033-37944
ML of New York Variable Life Separate Account	Prime Plan VI	033-37947
ML of New York Variable Life Separate Account	Prime Plan 7	033-37948
ML of New York Variable Life Separate Account	Prime Plan Investor	033-37945
ML of New York Variable Life Separate Account	Directed Life 2	033-37946
ML of New York Variable Life Separate Account II	Investor Life	033-51794
ML of New York Variable Life Separate Account II	Investor Life Plus	033-51702
ML of New York Variable Life Separate Account II	Estate Investor I	033-61672
ML of New York Variable Life Separate Account II	Estate Investor II	033-61670

IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of April, 2012.

/s/Darin D. Smith
Darin D. Smith
Director, Vice President, Division General Counsel and Secretary